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                                                                     EXHIBIT 5.1


Reed Smith




July 16, 2002



Block Communications, Inc.
541 N. Superior Street
Toledo, Ohio 43660

      Re: Exchange Offer of $175,000,000 of 9-1/4% Senior Subordinated Notes due 2009 for up to $175,000,000 of 9-1/4% Senior Subordinated Notes due 2009

Ladies and Gentlemen:

We have acted as counsel for Block Communications, Inc., an Ohio corporation (the "Company") and those certain subsidiaries of the Company listed on Schedule 1 hereto (each a "Guarantor" and referred to at times collectively herein as the "Guarantors") in connection with the proposed offer (the "Exchange Offer") to exchange an aggregate principal amount of up to $175,000,000 of the Company's 9-1/4% Senior Subordinated Notes due 2009 (the "Old Notes") for up to $175,000,000 of its 9-1/4% Senior Subordinated Notes due 2009 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The Exchange Notes are to be issued pursuant to the Indenture (the "Indenture"), dated as of April 18, 2002, among the Company, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee, in exchange for and in replacement of the Company's outstanding Old Notes, of which $175,000,000 in aggregate principal amount is outstanding. As used herein, "Exchange Guarantees" refers to the guarantees made by the Guarantors in the Indenture with respect to payments on the Exchange Notes, together with the Notations of Guarantee to be appended to the Exchange Notes; and "Registration Rights Agreement" refers to the registration rights agreement, dated April 18, 2002, among the Company, the Guarantors and the initial purchasers of the Old Notes.

For purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public

                                              435 Sixth Avenue          Delaware
                                     Pittsburgh, PA 15219-1886        New Jersey
                                                  412.288.3131          New York
                                              Fax 412.288.3063      Pennsylvania
                                                                          United
                                                                         Kingdom
                                                                        Virginia
                                                                     Washington,
                                                                              DC

                                           r  e  e  d  s  m  i  t  h  .  c  o  m

"Reed Smith" refers to Reed Smith LLP and related entities.
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                                                                      Reed Smith


Block Communications, Inc.
July 16, 2002
Page 2


officials and other instruments as we have deemed necessary for the purposes of this opinion, including the following documents:

      (i)   executed counterparts of the Indenture; and

      (ii)  executed counterparts of the Registration Rights Agreement.

The documents referred to in paragraphs (i) and (ii) above, together with the Exchange Notes and the Exchange Guarantees, are referred to herein as the "Transaction Documents."

In making such examination and in rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostat copies and the authenticity of the originals of such latter documents.

We have assumed that each of the parties to the Transaction Documents (other than the Company and Guarantors) has the power and authority and has taken the action necessary to authorize the execution and delivery of, and the performance of its obligations under, the Transaction Documents to which it is a party, that such Transaction Documents have been validly executed and delivered by each such party and are binding thereon, and that no consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency, which has not been obtained or made, is required for the valid execution or delivery by such party of, or the performance of its obligations under, the Transaction Documents.

In rendering the opinion expressed below, we have also relied with your permission and without independent investigation upon the opinion of Fritz Byers, Esquire, General Counsel of the Company, dated the date hereof and addressed to you, as to the matters (other than matters involving Pennsylvania law) set forth in his opinion.

As to matters of fact, we have relied with your permission upon the representations and warranties made in the Transaction Documents and upon certificates of public officials and of officers of the parties to the Transaction Documents, and we have assumed that such representations and warranties and certificates are accurate, complete and valid as of the date when made and as of the date hereof.

Based on the foregoing, and subject to the exceptions, qualifications, limitations, assumptions and reliances stated herein, it is our opinion that:

      1. Each of PG Publishing Company and Independence Television Company is presently subsisting as a corporation under the laws of the Commonwealth of Pennsylvania.
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                                                                      Reed Smith


Block Communications, Inc.
July 16, 2002
Page 3


      2. The Indenture has been duly executed and delivered by the Company and each Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and the Guarantors in accordance with its terms.

      3. The Exchange Notes, when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

      4. The Exchange Guarantees, when the applicable Notations thereof have been executed and delivered by the Guarantors and when the Exchange Notes have been issued and authenticated in the manner provided for in the Indenture and delivered in exchange for the Exchange Notes pursuant to the Exchange Offer, will constitute valid and binding obligations of each Guarantor, enforceable against such Guarantor in accordance with their respective terms.

The opinions expressed herein are subject in all respects to the following further qualifications, limitations and exclusions:

      a. The opinions set forth above with respect to the enforceability of the Transaction Documents are further subject to the effects of laws relating to fraudulent conveyances, transfers and obligations, including, without limitation, Bankruptcy Code Section 548, the Uniform Fraudulent Transfer Act and other laws in pari materia. The foregoing opinions with respect to enforceability are further qualified by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally and by general principles of equity, public policy considerations, judicial discretion and general requirements of good faith and fair dealing and commercial reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      b. Our opinions are issued as of the date hereof and are limited to the laws now in effect as to which our opinions relate and facts and circumstances in existence on the date hereof, and we assume no undertaking to advise you of any changes in the opinions expressed herein as a result of any change in any laws, facts or circumstances which may come to our attention after the date hereof.

The opinions expressed herein are limited to matters governed by the laws of the Commonwealth of Pennsylvania and the State of New York, in each case as presently enacted and construed.
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                                                                      Reed Smith


Block Communications, Inc.
July 16, 2002
Page 4


We hereby consent to the filing of this opinion in Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the Commonwealth of Pennsylvania or the State of New York be changed by legislative action, judicial decision or otherwise.

This letter is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Yours truly,

/s/ Reed Smith LLP

REED SMITH LLP
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                                   Schedule 1


Access Toledo, Ltd.
Buckeye Cablevision, Inc.
Buckeye Telesystem, Inc.
CARS Holding, Inc.
Community Communications Services, Inc.
Corporate Protection Services, Inc.
Erie County Cablevision, Inc.
Idaho Independent Television, Inc.
Independence Television Company
Lima Communications Corporation
Metro Fiber & Cable Construction Company
Monroe Cablevision, Inc.
PG Publishing Company
Toledo Area Telecommunications Services, Inc.
WLFI-TV, Inc.